SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   December 14, 2009

APEXTALK HOLDINGS, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	333-153838	26-1402471
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

637 Howard Street
San Francisco, CA 94105
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 228 2829
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 14, 2009, Apextalk Holdings, Inc. (“Apextalk Holdings”) closed on a portion of a stock purchase agreement (the “Agreement”) with its then existing shareholders (the “Apextalk Shareholders”), Apextalk, Inc. (“Apextalk”), a California corporation and the wholly owned subsidiary of Apextalk Holdings, Global Apex Holdings, Inc., a Delaware corporation whose shareholders are identical to the Apextalk Shareholders (“Global Apex Holdings”), Global Apex, Inc., a California corporation and a wholly owned subsidiary of Global Apex Holdings (“Global Apex”) and five individual purchasers set forth in the Agreement (the “Purchasers”).

Pursuant to the Agreement, the Apextalk Shareholders agreed to transfer to the Purchasers an aggregate of 413,736 shares of Apextalk Holdings common stock (the “Purchased Shares”), representing 90% of Apextalk Holdings’ issued and outstanding common stock, at an aggregated purchase price of Three Hundred Thousand Dollars ($300,000) (the “Purchase Price”) in reliance upon the exemption from securities registration provided by Section 4(2) of the Securities Act of 1933, as amended. Upon the final closing of the Stock Purchase, the Purchasers will aggregately hold 90% of Apextalk Holdings' issued and outstanding common stock. On December 14, 2009, the Apextalk Shareholders transferred a total of 270,949 common shares or approximately 65.49% of the Purchased Shares, representing approximately 58.94% of the issued and outstanding shares of Apextalk Holdings to the Purchasers in exchange for 65.49% of the Purchase Price.

In addition, subject to the terms and condition of the Agreement, Apextalk Holdings agreed to transfer 70% of its equity interest in Apextalk to Global Apex. Apextalk Holdings will retain the remaining 30% equity interest in Apextalk. As additional consideration, Apextalk Holdings agreed to grant Global Apex Holdings the right to receive a cash payment in the amount of $30,000 for each $1,000,000 invested into Apextalk Holdings of up to $4,000,000 in the aggregate from outside investors.

A copy of the Agreement in substantially the same form attached hereto as Exhibit 10.1 is incorporated herein by reference.

Item 5.01 Change in Control of Registrant

On December 14, 2009, the Apextalk Shareholders transferred a total of 270,949 common shares or approximately 65.49% of the Purchased Shares, representing approximately 58.94% of the issued and outstanding shares of Apextalk Holdings to the Purchasers in exchange for 65.49% of the Purchase Price.

Reference is made to the disclosures set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

In connection with the Agreement, and as explained more fully in Item 5.02 of this Current Report, George Ma, Tony Lee, Spencer Luo, Micky Siu, Chuck Hong Wong, Patrick Chu, Edward Seo and William Ng resigned from their positions as officers and directors of the Company.

Further, effective December 14, 2009, Hui Liu and Chuanda Zeng were appointed as members of our board of directors. Finally, effective December 14, 2009, our Directors appointed the following officers:  Hui Liu, as President and Chief Executive Officer, and Shan Liu, as Chief Financial Officer.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 14, 2009, in connection with the Agreement, George Ma, Tony Lee, Spencer Luo, Micky Siu, Chuck Hong Wong, Patrick Chu, Edward Seo and William Ng resigned from the board of directors of Apextalk Holdings (the “Board”), and Tony Lee, Spencer Luo, Cheuk Hong Wong, Edward Seo and Micky Siu resigned from all officer positions that they held at Apextalk Holding.

On December 14, 2009, the Board appointed Hui Liu and Shan Liu as the Chief Executive Officer and the Chief Financial Officer of Apextalk Holdings, respectively. As of the date thereof Chuanda Zeng and Hui Liu were appointed as members of the Board.

Hui Liu, Age 32, Director and Chief Executive Officer

Mr. Liu is a member of our Board and Chief Executive Officer. Currently, Mr. Liu also serves as the Vice President and General Manager of ZhongDan Investment and Guarantee Company which he joined in 2003. Hui Liu has 10 years of experience in telecommunication and financial industry. Prior to joining ZhongDan Investment and Guarantee Company, Mr. Liu held various leading positions in Beijing Shenzhou Online Telecommunication Co. and Beijing Guoxun Telecommunication Co. Ltd.  Mr. Liu graduated from Beijing Union University in 1999.

Shan Liu, Age 45, Chief Financial Officer

Mr. Liu is our Chief Financial Officer. Currently, he also serves as the Senior Vice President of Guangdong Wealth Guarantee Co., Ltd, the Senior Vice President in Investment Banking department of ZhongDan Investment & Guarantee Co., and the assistant to President of Guangdong SME Financing Promotion Association. Dr. Liu has 20 years of experience in financial and telecommunication industry. He worked for almost 10 years in the Hong Kong and Macao Office of People’s Government since 1989, during which period he was involved in the listings of four Chinese companies on the Hong Kong Stock Exchange.  Mr. Liu received his Master Degree in economics from Sun Yat-Sen University in China.

Chuanda Zeng, Age 37, Director

Mr. Zeng is our director. Mr. Zeng also serves as a director of Guangdong Small and Medium-sized Enterprise Financial Promotion Association and the administrative assistant of general manager of Dong Guan Yue Rong Guarantee Company. Mr. Zeng has 14 years of experience in telecommunication, real estate and retail business. Before he joined us, Mr. Zeng was the General Manager of Guangzhou Zhongjue Venture Capital Co. Ltd. Mr. Zeng graduated from Huanan Science & Engineering University in 1995.

ITEM 9.01 EXHIBITS.

        10.1   Stock Purchase Agreement dated December 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

APEXTALK HOLDINGS, INC.
Dated: December 18, 2009
By: /s/ Hui Liu
Hui Liu Chief Executive Officer